EXHIBIT INDEX

(i)      Opinion and consent of counsel as to the legality of the securities.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 13, 2002.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 13, 2002.